UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

CKRUSH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-25563	65-0648808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
336 West 37th Street, Suite 410 New York, New York		10018
(Address of principal executive offices)		(Zip Code)
(212) 564-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    COMPLETION OF ACQUISTION OR DISPOSITION OF ASSETS

On February 5, 2007, our subsidiary, Ckrush Digital Media, Inc. entered into and completed an agreement to acquire the business and certain assets of Trisoft Media, Inc. and AudioStreet, Inc. including 2 online community websites that focus primarily on music and music-based content.

The acquired businesses consist of website design, development, hosting, advertising and media placement. The principal assets acquired consist of the websites AudioStreet.net and MixStreet.net. We had no material relationship with the selling companies Trisoft Media, Inc. and AudioStreet, Inc. or their shareholders. However, we had previously retained Trisoft to provide website design and development services and hosting for our LiveMansion.net website.

The purchase price for the assets consisted of a cash payment of $600,000 plus the issuance of 4,000,000 shares of our common stock to the shareholders of the selling corporations and their agent.

The financial statements of the acquired businesses and the required pro forma financial information will be filed on Form 8-K on or before April 23, 2007.

A copy of the press release announcing this transaction is attached as an exhibit to this report.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit Number	Description
10.1	Asset Purchasing Agreement dated February 5, 2007 by and among TriSoft Media, Inc., AudioStreet, Inc., Cary Bartlett, Joe Raio, Miguel Rengifo and Ckrush Digital Media, Inc.
99.1	Press Release dated February 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 9, 2007	CKRUSH, INC. (Registrant)
	By:	/s/ Jeremy Dallow
Jeremy Dallow, President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchasing Agreement dated February 5, 2007 by and among TriSoft Media, Inc., AudioStreet, Inc., Cary Bartlett, Joe Raio, Miguel Rengifo and Ckrush Digital Media, Inc.
99.1	Press Release dated February 5, 2007